Exhibit 99.01

August 1, 2012

Mr. James McGill
Executive Vice Chairman
MacroSolve, Inc.
1717 S Boulder Ave #700
Tulsa OK 74119

Re: Resignation

Dear Mr. McGill:

I am hereby resigning as the President and CEO of MacroSolve, Inc. effective immediately. I will continue serving on the MacroSolve, Inc. Board of Directors.

It has been my pleasure to serve the Board and I wish MacroSolve every success in the future.

Sincerely,

/s/ Steve Signoff
Steve Signoff